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                                                                   EXHIBIT 23.1

                      CONSENT OF INDEPENDENT AUDITORS


        We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Perficient, Inc., for the registration of 169,901 shares of its common stock and to the incorporation by reference therein of our reports (a) dated February 21, 2000 with respect to the financial statements of Perficient, Inc. included in its Annual Report (Form 10-KSB), (b) dated February 19,
2000, with respect to the financial statements of Compete Inc. included in the Current Report (Form 8-K) dated March 17, 2000 and (c) dated February 17, 2000 with respect to the financial statements of LoreData, Inc. included in the Current Report (Form 8-K) dated March 17, 2000, for the years ended December 31, 1998 and 1999, filed with the Securities and Exchange Commission.


Austin, Texas                            /s/ Ernst & Young, LLP
July 28, 2000